              As filed with the Securities and Exchange Commission
                                 on June 2, 2000

                                                     Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                    04-3177038
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                   Identification Number)
75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS                     02139
 (Address of Principal Executive Offices)                    (Zip Code)

         MILLENNIUM PREDICTIVE MEDICINE, INC. 1997 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                                  MARK J. LEVIN
                             CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                                 WITH A COPY TO:

       David E. Redlick, Esq.                  John B. Douglas III, Esq.
      Kenneth A. Hoxsie, Esq.                       General Counsel
         Hale and Dorr LLP                  Millennium Pharmaceuticals, Inc.
          60 State Street                           75 Sidney Street
    Boston, Massachusetts 02109              Cambridge, Massachusetts 02139
           (617) 526-6000                            (617) 679-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                Proposed Maximum       Proposed Maximum
Title of                 Amount to be           Offering Price         Aggregate              Amount of
Securities               Registered             Per Share              Offering Price         Registration
to be Registered                                                                              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value          222,107 shares         $80.50 (1)             $17,879,613 (1)        $4,721
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 30, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register the shares of Common Stock of Millennium Pharmaceuticals, Inc. (the "Company" or "Registrant") issuable pursuant to the Millennium Predictive Medicine, Inc. 1997 Equity Incentive Plan (the "Plan"). On June 2, 2000, pursuant to the terms of Section
1.9 of the Agreement and Plan of Merger dated as of March 1, 2000 by and among the Company, MPMx Acquisition Corp. and Millennium Predictive Medicine, Inc., the Company assumed the Plan and all of the outstanding options to purchase Common Stock of Millennium Predictive Medicine, Inc. issued under the Plan.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

              (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

              (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A dated April 26, 1996 filed under the Exchange Act, as updated by a Current Report on Form 8-K dated April 25, 2000, and including any additional amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.    DESCRIPTION OF SECURITIES

              Not applicable.

         Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

         Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

              Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

              Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

              Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

              Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive.

         Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

         Item 8.  EXHIBITS

         Exhibit
         Number       Description
         4.1 (1)      Amended and Restated Certificate of Incorporation of the
                      Registrant, as amended
         4.2 (1)      Amended and Restated By-Laws of the Registrant, as amended
         4.3 (2)      Specimen certificate for shares of Common Stock
         4.4          Millennium Predictive Medicine, Inc. 1997 Equity Incentive
                      Plan, as amended
         5.1          Opinion of Hale and Dorr LLP
         23.1         Consent of Hale and Dorr LLP (included in Exhibit 5.1)
         23.2         Consent of Ernst & Young LLP
         23.3         Consent of PricewaterhouseCoopers LLP
         23.4         Consent of Arthur Andersen LLP
         24.1         Power of Attorney (included on signature page to this
                      Registration Statement)

------
(1) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 (File No. 0-28494) and the Registrant's Current Report on Form 8-K, filed April 13, 2000 (File No. 0-28494).
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490) and the Registrant's Quarterly Report on Form 10-Q, filed May 2, 2000 (File No. 0-28494).

         Item 9.    UNDERTAKINGS

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of June 2000.

                                          MILLENNIUM PHARMACEUTICALS, INC.




                                          By:  /s/ John B. Douglas III
                                               ------------------------------
                                          Name:    John B. Douglas III
                                          Title:   General Counsel

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                           Title                                            Date
 ---------                           -----                                            ----
   /s/ Mark J. Levin                   Chief Executive Officer and Director           June 2, 2000
   -----------------------             (Principal Executive Officer)
   Mark J. Levin


   /s/ Kevin P. Starr                  Chief Financial Officer (Principal             June 2, 2000
   -----------------------             Financial and Accounting Officer)
   Kevin P. Starr


   /s/ Joshua Boger                    Director                                       June 2, 2000
   -----------------------
   Joshua Boger, Ph.D.


   /s/ Eugene Cordes                   Director                                       June 2, 2000
   -----------------------
   Eugene Cordes, Ph.D.


   /s/ A. Grant Heidrich III           Director                                       June 2, 2000
   -------------------------
   A. Grant Heidrich III


   /s/ Raju S. Kucherlapati            Director                                       June 2, 2000
   -------------------------
   Raju S. Kucherlapati, Ph.D.


   /s/ Eric S. Lander                  Director                                       June 2, 2000
   -------------------------
   Eric S. Lander, Ph.D.


   /s/ Norman C. Selby                 Director                                       June 2, 2000
   -------------------------
   Norman C. Selby


   /s/ Steven C. Wheelwright           Director                                       June 2, 2000
   --------------------------
   Steven C. Wheelwright, Ph.D.

                                  EXHIBIT INDEX


Exhibit
Number             Description
4.1 (1)            Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2 (1)            Amended and Restated By-Laws of the Registrant, as amended
4.3 (2)            Specimen certificate for shares of Common Stock
4.4                Millennium Predictive Medicine, Inc. 1997 Equity Incentive Plan, as amended
5.1                Opinion of Hale and Dorr LLP
23.1               Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2               Consent of Ernst & Young LLP
23.3               Consent of PricewaterhouseCoopers LLP
23.4               Consent of Arthur Anderson LLP
24.1               Power of Attorney (included on the signature page to this Registration Statement)

------
(1) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 (File No. 0-28494) and the Registrant's Current Report on Form 8-K, filed April 13, 2000 (File No. 0-28494).
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490) and the Registrant's Quarterly Report on Form 10-Q, filed May 2, 2000 (File No. 0-28494).